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                                                                    EXHIBIT 23.2

                    CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountant, we hereby consent to the use of our report and to all references to our Firm included in or made a part of this registration statement.

                                                        ARTHUR ANDERSEN LLP

New York, New York
July 29, 1998